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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 2001



                         CARRAMERICA REALTY CORPORATION
             (Exact name of registrant as specified in its charter)




             Maryland                   1-11706                52-1796339
   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)           File Number)        Identification Number)




       1850 K Street, NW, Suite 500                                 20006
              Washington, DC                                      (Zip Code)
   (Address of principal executive offices)



               Registrant's telephone number, including area code:

                                 (202) 729-7500
                                 Not applicable
          (Former name or former address, if changed since last report)







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Item 5.  Other Events

         On December 19, 2001, Security Capital Group Incorporated ("Security Capital") consummated the public offering of 19,403,417 shares of the common stock of CarrAmerica Realty Corporation (the "Company"). The shares were offered to the public at $28.37 per share. Immediately prior to the consummation of the offering, Security Capital owned approximately 37.4% of the outstanding common stock of the Company. Security Capital now no longer owns any shares of the Company's common stock.

         In light of the fact that Security Capital no longer has an ownership interest in the Company, in connection with the closing of the offering, Messrs. William D. Sanders and C. Ronald Blankenship and Ms. Caroline S. McBride, each a Security Capital designee to the Company's nine-member board of directors, resigned as members of the Company's board.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARRAMERICA REALTY CORPORATION

Date:  December 20, 2001               By: /s/ Linda A. Madrid
                                           -------------------------------------
                                            Linda A. Madrid,
                                            Managing Director, General
                                            Counsel and Corporate Secretary